Exhibit 1.2
May 28, 2008
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Citigroup Global Markets Inc.
288 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Banc of America Securities LLC
One Bryant Park
New York, New York 10036
KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114

Re:	Amendment No. 1 to Amended and Restated
U.S. Distribution Agreement dated September 17, 2007
Ladies and Gentlemen:
     We refer to the Amended and Restated U.S. Distribution Agreement dated as of September 17, 2007 (the “Distribution Agreement”), by and among Parker-Hannifin Corporation, an Ohio corporation (the “Company”), and the Agents named therein, relating to the issue and sale from time to time by the Company of its Medium-Term Notes, Series A, due nine months or more from date of issue (the “Notes”).
     WHEREAS, the Company has requested that the Distribution Agreement be amended to (1) provide for the issuance pursuant to the Distribution Agreement from and after the date hereof of up to $3,000,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of the Notes and (2) replace ABN AMRO Incorporated as an Agent under the Distribution Agreement with Greenwich Capital Markets, Inc.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company hereby agrees with each of you to amend the Distribution Agreement in the following respects:
     1. Amendment to Title. The title of the Distribution Agreement is hereby amended, as of the date hereof, to read in its entirety as follows:
“PARKER-HANNIFIN CORPORATION

$3,000,000,000

Medium-Term Notes, Series A
Due Nine Months or More from Date of Issue

AMENDED AND RESTATED U.S. DISTRIBUTION AGREEMENT”
     2. Amendment of Agent Addressee. The Agent addressee ABN AMRO Incorporated is hereby deleted in its entirety and replaced with the following:
“Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830”
     3. Amendment of First Paragraph. The first paragraph of the Distribution Agreement is hereby amended to read in its entirety as follows:
     “PARKER-HANNIFIN CORPORATION, an Ohio corporation (the “Company”), confirms its agreement (this “Agreement”) with each of you with respect to the issue and sale from time to time by the Company from and after May 28, 2008 of up to $3,000,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its Medium-Term Notes, Series A, due nine months or more from date of issue (the “Notes”). The Notes will be issued under an Indenture, dated as of May 3, 1996 (the “Indenture”), between the Company and Wells Fargo Bank, N.A. (as successor to National City Bank), as Trustee (the “Trustee”), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.”
     4. Amendment of Second Paragraph. The second paragraph of the Distribution Agreement is hereby amended to read in its entirety as follows:
     “The Company hereby appoints Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC and KeyBanc Capital Markets Inc. (individually, an “Agent” and collectively, the “Agents”) as its exclusive agents, subject to Section 11, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a “Terms Agreement”) in accordance with the provisions of Section 2(b) hereof.”
     5. Amendment of Ninth Paragraph. The ninth paragraph of the Distribution Agreement is hereby amended to read in its entirety as follows:
     “All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley & Co. Incorporated, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley & Co. Incorporated at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Manager — Continuously Offered Products (telefax number: 212-761-0780), with a copy to l585 Broadway, New York, New York 10036, 36th floor, Attention: Investment Banking Information Center (telefax number: 212-761-0260), if sent to Citigroup Global Markets Inc., will be mailed, delivered or telefaxed and confirmed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Managing Director, Syndicate (telefax number: 212-816-7912), if sent to Goldman, Sachs & Co., will be mailed, delivered or telefaxed and confirmed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Credit Department, Credit Control - Medium-Term Notes (telefax number: 212-357-8680), if sent to Greenwich Capital Markets, Inc., will be mailed, delivered or telefaxed and confirmed to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Debt Capital Markets Syndicate (telefax number: 203-422-4534), if sent to Banc of America Securities LLC, will be mailed, delivered or telefaxed and confirmed to Banc of America Securities LLC at 40 West 57th Street, 27th Floor, New York, New York 10019, Attention: High Grade Debt Capital Markets Transaction Management (telefax number: 212-901-7881), and if sent to KeyBanc Capital Markets Inc., will be mailed, delivered or telefaxed and confirmed to KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Ann Schiavone — Debt Capital Markets (telefax number: 216-433-3801) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Treasurer (telefax number: 216-481-4057).”
     6. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.
     8. Amendment. Except as specifically amended or modified hereby, the Distribution Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or document to the Distribution Agreement shall, on and after the date hereof, be deemed to refer to the Distribution Agreement as amended hereby. Notwithstanding the foregoing, the provisions of the Distribution Agreement as in effect immediately preceding the amendments provided herein shall apply with respect to any Notes issued and sold thereunder prior to the date hereof.
(Signatures on following pages)

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours,

PARKER-HANNIFIN CORPORATION

By	/s/ Timothy K. Pistell

	Name:	Timothy K. Pistell
	Title:	Executive Vice President — Finance and Administration and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first written above

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Aron Jaroslawicz

	Name:	Aron Jaroslawicz
	Title:	Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski

	Name:	Brian Bednarski
	Title:	Managing Director

/s/ Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Moshe Tomkiewicz

	Name:	Moshe Tomkiewicz
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang

	Name:	Lily Chang
	Title:	Principal

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Gary Andrews

	Name:	Gary Andrews
	Title:	Director